International Wire Announces Strong First Quarter 2008 Results

And An Increase in the Stock Repurchase Program

Camden, NY – May 9, 2008 - International Wire Group, Inc. (ITWG.PK) today announced its results for the first quarter ended March 31, 2008. Operating income, income from continuing operations and net income for the three months increased over the comparable periods of 2007, driven by increased profitability in all three business segments.

“In the first quarter, our sales and operating results were very strong as the result of increased customer demand across all major products and markets, the recent Hamilton Products acquisition and the favorable impact of our on-going cost reduction initiatives, including our plant in Sherrill, New York which became operational in late 2007. Our operating income for the first quarter of 2008 was well ahead of that of the prior year period and the fourth quarter of 2007,” said Rodney D. Kent, Chief Executive Officer of International Wire Group, Inc. “We are very pleased with our operating results and cost reduction efforts in light of the current difficult general economic conditions in the U.S.”

First Quarter Results

Net sales for the quarter ended March 31, 2008 were $206.5 million, an increase of 18.6%, or $32.4 million, compared to $174.1 million for the same period in 2007. This increase was primarily due to a higher selling price of copper, increased volume, higher customer pricing/mix, higher silver, nickel and tin prices and the impact of a stronger euro versus the U.S. dollar. These factors were partially offset by a higher proportion of tolled copper shipped in the 2008 period compared to the 2007 period. (Tolled copper is customer-owned copper delivered for processing and its value is excluded from net sales and cost of sales.) Excluding the effects of higher copper prices and an increased level of tolled copper business, net sales increased $11.2 million, or 6.4% vs. the prior year. This increase resulted from $3.2 million of volume gains (including $1.2 million from the Hamilton Products acquisition), $5.5 million of higher customer pricing/mix and $2.5 million of favorable currency effect in the Europe segment.

Operating income for the three months ended March 31, 2008 was $13.4 million compared to $8.3 million for the three months ended March 31, 2007 for an increase of $5.1 million, or 61.4%. Operating income for the Bare Wire segment of $7.4 million was $2.6 million, or 54.2%, higher than the comparable 2007 period due to increased sales volume, higher customer pricing/mix and operating efficiencies partially offset by increased production costs and higher depreciation. Operating income for the High Performance Conductors segment of $4.4 million was $1.1 million greater than in 2007 primarily due to increased sales levels. Operating income for the Europe segment of $1.8 million was $0.8 million above the 2007 period as a result of increased sales volume to all major markets and a favorable currency exchange impact. Operating income for the three months ended March 31, 2008 was also reduced by a $0.2 million charge for stock-based compensation expense which was $0.6 million lower than in the 2007 period.

Net income of $7.2 million, or $0.73 per basic share and $0.71 per diluted share, for the three months ended March 31, 2008 increased by $3.2 million, or $0.33 per basic share and $0.31 per diluted share, over the prior year due primarily to higher operating income.

Net debt (total debt less cash) was $88.4 million as of March 31, 2008 representing a $0.8 million decrease from December 31, 2007 levels despite the funding of the Hamilton Products acquisition and increased working capital requirements driven by strong business levels and higher copper prices.

Increase in the Stock Repurchase Program

The Board of Directors of the Company approved a $16.3 million increase in its share repurchase program to acquire the Company’s shares in the open market or in privately negotiated transactions from time to time, bringing the total amount approved for share repurchases to $20.0 million. The total amount under the previously announced program was $3.7 million. The amount available for share repurchases is limited by the indenture for the Company’s 10% Secured Senior Subordinated Notes, which as of today, limits the share repurchase program to $11.1 million (and of this amount, $3.0 million has already been used for previously made share repurchases).

The share repurchase program may be increased in the future or suspended or terminated at any time. As of April 30, 2008, there were 9,923,002 shares of common stock issued and outstanding. To date under the share repurchase program, the Company has repurchased 144,000 shares at an average cost of $21.09.

Mark K. Holdsworth, Chairman of the Company’s Board of Directors, said “We continue to believe that at recent prices, our stock is undervalued, and that opportunistic share repurchases are an excellent way to utilize our substantial free cash flow and liquidity to build shareholder value.”

Conference Call

International Wire Group, Inc. will hold a conference call to discuss its first quarter 2008 results on May 23, 2008 at 9:00 a.m. Eastern Time. To participate in the call, please call 1-866-688-5698 (U.S. and Canada callers) or 1-816-650-2865 (international callers) at least 10 minutes prior to the scheduled start of the call and reference the Conference ID number 46551651. For those unavailable to participate in the live teleconference, a replay can be accessed by calling 1-800-642-1687 and referencing Conference ID number 46551651 until 11:59 p.m. Eastern Time on May 30, 2008.

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About International Wire Group, Inc.

International Wire Group, Inc. is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers, distributors and original equipment manufacturers. Its products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics/data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products at 16 facilities located in the United States, Belgium, France and Italy.

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends,” “plans,” “estimates,” or the negative of any thereof or other variations thereof or comparable terminology, or by discussions of strategy or intentions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in inventory levels, changes in the price of copper, tin, nickel and silver, the failure of our acquisitions and expansion plans to perform as expected, the competitive environment, our reliance on our significant customers, lack of long-term contracts, substantial dependence on business outside of the U.S. and risks associated with our international operations, limitations due to our indebtedness, loss of key employees or the deterioration in our relationship with employees, litigation, claims, liability from environmental laws and regulations and other factors. For additional information regarding risk factors, see our discussion in Part I, Item 1A of our latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Contact

International Wire Group, Inc.

Glenn J. Holler

Senior Vice-President, Chief Financial Officer and

Secretary

314-416-8215

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